UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2012
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-15611	76-0547750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 6, 2012, iParty Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders.  At the meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

Proposal 1
Election of four directors to serve until the 2013 Annual Meeting of Stockholders:

Director	For	Withheld	Broker-Non Votes
Sal V. Perisano	20,039,217	4,731,879	9,061,563
Daniel I. DeWolf	22,746,247	2,024,849	9,061,563
Frank W. Haydu III	20,044,717	4,726,379	9,061,563
Joseph S. Vassalluzzo	22,740,747	2,030,349	9,061,563

Each of the nominees named above was elected by the stockholders to serve as a director until the 2013 Annual Meeting of Stockholders.

Proposal 2
Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of the Company’s common stock would be combined into new shares of the Company’s common stock at an exchange ratio ranging between one-for-five and one-for-twenty, with the exchange ratio to be determined by the Board of Directors (the “Reverse Stock Split”):

For	Against	Abstain	Broker- Non Votes
25,854,165	7,953,653	24,841	0

The stockholders approved the Reverse Stock Split.  With the approval of the Reverse Stock Split, the Board of Directors has the authority, but not the obligation, to effect the Reverse Stock Split at any time prior to the date of the 2013 Annual Meeting of Stockholders, without further approval or authorization of stockholders.

Proposal 3
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2012:

For	Against	Abstain	Broker-Non Votes
29,260,014	1,793,604	2,779,041	0

The stockholders approved the ratification of the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

		By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and Chief Executive Officer

Dated:	June 11, 2012